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                                                                    EXHIBIT 21-A


                          OTTER TAIL CORPORATION

                      Subsidiaries of the Registrant
                             March 1, 2003

Company                                        State of Organization
-------                                        ---------------------
Minnesota-Dakota Generating Company                  Minnesota
Otter Tail Energy Services Company, Inc.             Minnesota
Overland Mechanical Services                         Minnesota
Varistar Corporation                                 Minnesota
Northern Pipe Products, Inc.                         North Dakota
Vinyltech Corporation                                Arizona
T.O. Plastics, Inc.                                  Minnesota
St. George Steel Fabrication, Inc.                   Utah
DMI Industries, Inc.                                 North Dakota
BTD Manufacturing, Inc.                              Minnesota
ShoreMaster, Inc.                                    Minnesota
Galva Foam Marine Industries, Inc.                   Missouri
DMS Health Technologies, Inc.                        North Dakota
DMS Imaging, Inc.                                    North Dakota
DMS Computed Imaging, Inc.                           Texas
DMS Imaging Canada, Inc.*                            Province of Ontario, Canada
Nuclear Consultants, Inc.                            South Dakota
Midwest Imaging L.L.C.                               Kansas
DMS Leasing Corporation*                             North Dakota
Midwest Construction Services, Inc.                  Minnesota
Aerial Contractors, Inc.                             North Dakota
Moorhead Electric, Inc.                              Minnesota
Dakota Direct Control, Inc.                          South Dakota
Chassis Liner Corporation                            Minnesota
Chassis Liner Credit Corp.*                          Minnesota
Chart Automotive LLC                                 Minnesota
E. W. Wylie Corporation                              North Dakota
Midwest Information Systems, Inc.                    Minnesota
Midwest Telephone Company                            Minnesota
Osakis Telephone Company                             Minnesota
The Peoples Telephone Co. of Bigfork                 Minnesota
Data Video Systems, Inc.                             Minnesota
MIS Investments, Inc.                                Minnesota
Fargo Baseball, LLC                                  Minnesota
Fargo Sports Concession LLC                          Minnesota




* Inactive